PRIME TIMBERLANDS HIGH-DEMAND MILL MARKETS SUPERIOR MANAGEMENT THIRD QUARTER 2021 Investor Presentation

FORWARD-LOOKING STATEMENTS This presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as "may," "will," "expect," "intend," "anticipate," "estimate," "believe," "continue," or other similar words. However, the absence of these or similar words or expressions does not mean that a statement is not forward-looking. Forward-looking statements are not guarantees of performance and are based on certain assumptions, discuss future expectations, describe plans and strategies, contain projections of results of operations or of financial condition or state other forward-looking information. Forward-looking statements in this presentation include, but are not limited to, that we will maximize our cash flows throughout the business cycle by actively managing our timberlands located in high-demand mill markets; that the improving overall asset quality and increasing share of sawtimber in our harvest mix enhances prospects for future revenue growth; that increasing housing and repair/remodel demand should lead to higher lumber and OSB consumption and better pricing; that will seek to grow Adjusted EBITDA and long-term NAV through stepped up timberland acquisitions while continuing to adhere to our stringent underwriting criteria; that recent significant mill market expansion should lead to greater, near-term price appreciation; that U.S. South pine demand metrics continue to increase through 2025; that our use of HBU sales will increase revenues; that strong relationships and supply agreements help secure dependable outlets for CatchMark harvests; that we seek to maintain balance sheet flexibility for opportunistic investments and to manage potential revenue volatility with an aim to lower overall leverage in the near-term; and our guidance with respect to our anticipated 2021 results. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations, including, but not limited to (i) the supply of timberlands available for acquisition that meet our investment criteria may be less than we currently anticipate; (ii) we may be unsuccessful in winning bids for timberland that are sold through an auction process; (iii) we may not be able to access external sources of capital at attractive rates or at all; (iv) potential increases in interest rates could have a negative impact on our business; (v) timber prices may not increase at the rate we currently anticipate or could decline, which would negatively impact our revenues; (vi) we may not generate the harvest volumes from our timberlands that we currently anticipate; (vii) the demand for our timber may not increase at the rate we currently anticipate or could decline due to changes in general economic and business conditions in the geographic regions where our timberlands are located, including as a result of the COVID-19 pandemic and the measures taken as a response thereto; (viii) a downturn in the real estate market, including decreases in demand and valuations, may adversely impact our ability to generate income and cash flow from sales of higher-and-better use properties; (ix) we may not be able to make large dispositions of timberland in capital recycling transactions at prices that are attractive to us or at all; (x) our dividends are not guaranteed and are subject to change; (xi) the markets for carbon sequestration credits, wetlands mitigation banking and solar projects are still developing and we maybe unsuccessful in generating the revenues from environmental initiatives that we currently expect or in the timeframe anticipated; (xii) our share repurchase program may not be successful in improving stockholder value over the long-term; (xiii) our joint venture strategy may not enable us to access non-dilutive capital and enhance our ability to make acquisitions; and (xiv) the factors described in Part I, Item 1A Risk Factors of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and our other filings with Securities and Exchange Commission. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this presentation. We undertake no obligation to update our forward-looking statements, except as required by law. 2

TABLE OF CONTENTS In this presentation (1) “CatchMark” refers to CatchMark Timber Trust, Inc., a Maryland corporation that has elected to be taxed as a real estate investment trust (NYSE: CTT), (2) “Triple T” refers to TexMark Timber Treasury, L.P., a Delaware limited partnership that is a joint venture that was managed by CatchMark and in which CatchMark held a common limited partnership interest as of September 30, 2021, (3) “Dawsonville Bluffs” refers to Dawsonville Bluffs, LLC, a Delaware limited liability company that is a joint venture managed by CatchMark and in which CatchMark holds a 50% limited liability company interest, and (4) “IPO” refers to CatchMark’s initial listed offering in December 2013. 3 SECTION PAGE CatchMark Overview 4 Disciplined Acquisitions 13 High-Demand Mill Markets 21 Superior Management 26 Capital Strategy 32 Growth Strategy 36 Summary 40 Appendix 43

4 C A T C H M A R K O V E R V I E W

CatchMark[SM]

CatchMark (NYSE: CTT) seeks to deliver consistent and growing per share cash flow from disciplined acquisitions and superior management of prime timberlands located in high-demand U.S. mill markets.

ABOUT CATCHMARK 6 1. From IPO in December 2013 through December 31, 2020. 2. See definition of Adjusted EBITDA, a non-GAAP measure, reconciliation of net income (loss) to Adjusted EBITDA and Adjusted EBITDA by Segment in Appendix. All data as of 12/31/2020 except as otherwise noted. Acreage as of October 15, 2021 Alabama 67,400 Georgia 233,100 South Carolina 69,600 TOTAL 370,100 SIGNIFICANT GROWTH: IPO - 20201  Compound Annual Growth Rates ‒ Revenues 18% ‒ Adjusted EBITDA2 47%  Consistently paid fully-covered quarterly distributions  56% increase in fee timberland ownership, 285,000 acres acquired  Annual harvest: 152% increase to 2.3 million tons Harvest 56%Investment Management 20% Real Estate 24% SIGNIFICANT DIVERSIFICATION ACROSS EARNINGS, CUSTOMERS AND PRODUCT MIX Pulpwood 58% Sawtimber 42% Adjusted EBITDA by Segment2 Harvest MixEnd-Uses of Timber 18% 33% 37% 4% 4% 3%

THREE PILLAR BUSINESS MODEL 7 PRIME QUALITY TIMBERLANDS HIGH-DEMAND MILL MARKETS SUPERIOR MANAGEMENT Acquiring and owning prime timberlands through prudent and disciplined allocation of capital Expanding acquisition activity and harvest operations in leading mill markets in the U.S. South, the nation’s premier timber basket Optimizing results through superior management, which historically has produced industry leading productivity on a per-acre basis, and the value realization of environmental initiatives STRATEGIC FOCUS DRIVES STABLE AND PREDICTABLE CASH FLOW CatchMark acquires prime timberlands in high-demand mill markets and optimizes operations to generate highly-predictable and stable cash flow that covers its dividend and is designed to deliver consistent growth throughout the business cycle.

PRIME TIMBERLANDS, PREMIER MARKETS, SUPERIOR MANAGEMENT

CatchMark

PRIME TIMBERLAND PORTFOLIO

PRODUCES DURABLE REVENUE GROWTH

Since 2013 IPO, acquired high-quality assets with superior stocking and strong productivity characteristics:

- Increased merchantable inventory by 11.8 million tons.[1]
- Harvest productivity grew from 4.1 tons/acre in 2014 to 5.5 ton/acre in 2020.[1]
- Stocking improved from 38 tons/acre to 41 tons/acre in 2020.[1]
- Improved average site index for inventory from 68 to 74 and diversified age (older/more mature) classifications.[1]
- Achieved 18% compound annual growth in revenues.

HIGH-DEMAND MILL MARKETS

PROVIDES RELIABLE OUTLET FOR AVAILABLE MERCHANTABLE INVENTORY

- 100% of CatchMark's timberlands are in the top ten markets in the U.S. South. [2]
- Consistently achieve premium pricing in CTT markets vs. non-CTT markets.
- Target markets feature favorable current and long-term supply/demand fundamentals.
- Relationships with industry leading customers/end users[3] account for 58% of CatchMark's annual timber sales revenue, securing dependable outlets and pricing for harvests.

SUPERIOR MANAGEMENT

MAXIMIZES CASH FLOWS THROUGHOUT THE BUSINESS CYCLE

- Outperformed industry peers significantly on a Harvest EBITDA per acre basis (U.S. South, 2016-2020).
- Established a diversified customer base.
- Delivered wood sales - 63% of total timber sales volume - to creditworthy counterparties.
- Maintained long-term supply agreements with blue-chip mill operators, representing 21% of total harvest volume in 2020.
- Consistent disposition strategy that achieves attractive pricing/margins and focuses on non-core assets with lower productivity.
- 100% committed to sustainability.

47% COMPOUND ANNUAL GROWTH IN ADJUSTED EBITDA SINCE IPO

As of 12/31/2020.

1. U.S. South timberlands only. After excluding 80,700 tons harvested in Louisiana and Texas, which represents merchantable timber reserved after the disposition of CatchMark's Southwest portfolio in late 2018, U.S. South productivity in 2020 would have been 5.3 tons per acre per year.
2. See page 21 for more information.
3. See page 28 for highlights of our industry leading customers/end users.

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100% COMMITTED TO SUSTAINABILITY

CatchMark is committed to incorporating sustainable practices into operations, seeking to produce more profitable and beneficial results for all stakeholders. In addition, Environmental, Social and Governance (ESG) initiatives are integrated into all business and management practices.

ENVIRONMENTAL



Our dedication to environmental stewardship is evidenced by our strong commitment to sustainable forestry. CatchMark's expansive environmental policies address:

- Forest certifications and best management practices
- Wildlife conservation
- Soil and water
- Chemical usage
- Fire management
- Climate change
- Contractor training and certification

SOCIAL



CatchMark focuses on ensuring a safe and healthy workplace. We provide high-quality benefits to our employees, including healthcare and wellness initiatives, time-off for volunteering, and a charitable matching program. We also provide regular training opportunities and have established a scholarship program for children of employees.

- CatchMark values diversity in the workplace: 50% of our executive officers are women and 55% of all employees are women.
- 23% of our workforce is comprised of individuals that identify as a member of an ethnic or racial minority group.

GOVERNANCE



Corporate governance policies promote the long-term interests of stockholders based on accountability, integrity and trust.

- Programs and policies aimed at advancing ESG and engaging stakeholders
- Strict code of business conduct and ethics
- Whistleblower policy
- Other expansive policies that address: Election of directors, risk oversight, political contributions, conflicts of interest

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RESPONSIBLE ENVIRONMENTAL STEWARDSHIP 10 Conscientious forest management serves investors by promoting a healthier environment and enhancing the potential market value of our timberland assets. * SFI Re-certification Audit (2021) 1. Excludes property subject to a contract for sale. 2. Excludes trees harvested in thinning operations. 100% ALL OUR FEE TIMBERLANDS ARE CERTIFIED SUSTAINABLE BY THE SUSTAINABLE FOREST INITIATIVE®1 4:1 FOR EVERY TREE WE HARVEST, WE PLANT FOUR SEEDLINGS2 10M+ WE PLANTED MORE THAN 10 MILLION TREES IN 2020 57M+ SINCE 2013, WE’VE PLANTED MORE THAN 57 MILLION TREES FOREST CERTIFICATIONS All of our timberlands have been third-party audited and certified in accordance with Sustainable Forestry Initiative® (“SFI”) standards.1 WILDLIFE CatchMark is committed to providing a diverse range of habitats that benefit a variety of wildlife species within the context of intensive forest management. SOIL Our objective is to practice state-of-the-art forest management by deploying silvicultural treatments in a site-specific fashion to reduce soil limitations to tree growth and at the same time, take deliberate efforts to protect the soil from damage. WATER Forests and watersheds play a critical role in capturing, storing and filtering water used by people and wildlife. We adhere to all regulatory requirements and deploy best practices to protect the water in our forests. CLIMATE CHANGE In our evaluation of climate change, we consider the positive impact that forests have in capturing carbon, intercepting water, and stabilizing soils, thereby mitigating negative effects on the environment. We do, however, also recognize the risks to society and CatchMark from the effects of climate change and are deliberately taking steps to mitigate those risks. CONTRACTOR TRAINING AND CERTIFICATION All third-party forestry contractors are required to be trained in the appropriate Best Management Practices for logging, road building, chemical, fertilization and tree planting activities.

CATCHMARK HAS A LOW RISK CASH FLOW MODEL

CatchMark's simple strategy focuses entirely on investing in and managing timberlands and does not undertake volatile land development or manufacturing.

	Timber Operations/Asset Management	Land Sales[1] (<3% of fee acres)	International/ Export Exposure	Commercial/ Residential Land Development	Manufacturing
CTT	✓	✓	None	None	None
WY	✓	✓	✓	✓	✓
PCH	✓	✓	None	✓	✓
RYN	✓	✓	✓	✓	None
RISK	LOWER	LOW	HIGH	HIGH	HIGHER

1. Excludes large dispositions.

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DEMAND DRIVERS Source: Forest Economic Advisors 0 5 10 15 20 25 08 09 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 Lumber Plywood Pulp OSB Other Stronger Demand Will Push Southern Sawtimber Demand Higher BBF Int'l 1/4" 0 50 100 150 200 250 300 350 0 5 10 15 20 25 30 00 02 04 06 08 10 12 14 16 18 20 22 24 Drain Growth Inventory U.S. South Sawtimber Inventory StabilizesGrowth and Drain, BBF Int'l 1/4" Inventory, BBF Int'l 1/4" 0 0.5 1 1.5 2 2.5 00 02 04 06 08 10 12 14 16 18 20 22 24 Single-Family Multifamily 5-Year Moving Average US Housing Starts Recovery Still Has Years to Run US Housing Starts in Millions 0 50 100 150 200 09 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 New Residential Construction Residential Improvements Industrial Production Nonresidential Construction US Wood Products Consumption by End-Use Sector Million Cubic Meters CatchMark expects to capitalize on increasing housing and repair/remodel demand driven by demographic and aging housing trends which should lead to higher lumber and OSB consumption and better pricing. 12 Approximately 75% of housing starts comprised of single-family homes, using 3-5x the amount of wood.

13 D I S C I P L I N E D A C Q U I S I T I O N S

DISCIPLINED GROWTH THROUGH ACQUISITIONS OF PRIME TIMBERLANDS

CatchMark

CatchMark will seek to grow Adjusted EBITDA and long-term Net Asset Value through stepped up timberland acquisitions while continuing to adhere to our stringent underwriting criteria.

Acquisition Focus

- Execute transactions in the $5 million to $50 million range
- Focus in and around leading U.S. South mill markets where we already have a major presence
- Further strengthen our industry-leading Harvest EBITDA per acre while maintaining stable merchantable inventory per acre
- Seek high allocation of pine plantations with strong site indices and above average operability
- Secure high merchantable stocking levels with an older average age (near-term cash accretive) or which complement long-term portfolio objectives that balance portfolio age class distribution and productivity (long-term accretive portfolio attributes)

Targeted Areas



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ACTIVE PIPELINE AND PROVEN TRACK RECORD OF TRANSACTIONS 15 To further its growth trajectory, CatchMark is fully engaged in seeking investment opportunities and is expanding its pipeline of potential deals throughout the U.S. South. HISTORICAL ACQUISITIONS UNDER $50M 2014 – YTD 2021 # of Deals: 20 Total Acres: 143,147 Total Price: $270.9M Average deal price: $13.5M Average acres: 7,200 $/Acre: $1,893 Total Stocking (Tons): 7.3M Stocking (Tons/Acre): 51 Proven track record of transactions under $50M. CURRENT PIPELINE As of 11/1/2021 Total Acres: 129,000 Location: U.S. South Seeing active deal opportunities in target markets in U.S. South with overall deal activity expected to grow over next two to three quarters.

DISCIPLINED ACQUISITION PROCESS

CatchMark

CatchMark employs a disciplined five-step process in analyzing and assessing potential new investments to help ensure prudent decision making and successful long-term outcomes.

1. MILL/ MARKET STUDY

- Growth/drain ratios
- Mill consumption and end-use products
- Cost curves of mills

2. MODELING/ ANALYSIS

- Comp sales analysis
- Harvest modeling and DCF analysis with management cost and CAPEX assumptions, reviewing:
  - Stocking levels and age class distribution
  - Allocation of pine plantation acres
  - Site Index
  - Operability
  - Harvest Variability
  - CAD yield & IRR analysis
  - Harvest EBITDA / Acre

3. FIELD DUE DILIGENCE

- Detailed inventory measurement, verification
- Evaluate site productivity and historical management

4. UPDATE MODELING/ ANALYSIS

- Update all analyses following field due diligence

5. FORMALIZED APPROVAL

- Rigorous review by and necessary approval from Executive Committee and Board of Directors

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EXPANDED AND IMPROVED U.S. SOUTH TIMBERLAND ASSETS 17 Since its 2013 IPO, CatchMark has significantly expanded and improved timberland asset quality and enhanced productivity through acquisitions and sales that increase overall merchantable tons per acre and sawtimber mix. • Acquired 266,900 of fee acres for $638.3 million. • Increased merchantable inventory by 11.8 million tons1. • Acquired higher quality assets: • Average 44 tons per acre merchantable inventory • 75% pine plantation by acreage • 54% sawtimber by tons (more valuable product due to higher pricing than pulpwood) • Improved average site index for inventory from 68 to 74. • Higher site index generates greater harvest yields As of 12/31/2020. 1. As of the respective acquisition date. 2. As of 1/1 of each year and includes biological growth. Note: Does not include timberlands in Pacific Northwest or held by Dawsonville Bluffs and Triple T, in which CTT owns interests. 35% 40% 45% 50% 55% 30 35 40 45 2014 2015 2016 2017 2018 2019 2020 2021 Merchantable Timber (tons/acre) Sawtimber % Higher Quality Timberland Assets2 Ton/Acre3 Sawtimber % 0% 5% 10% 15% 20% 25% 30% <50 50-54 55-59 60-64 65-69 70-74 75-79 80-84 85-89 90+ 1/1/2014, Avg SI=68 1/1/2021, Avg SI=74 % Pine Plantation Acres – Site Index Distribution

BALANCED HARVEST MIX DRIVES CASH FLOW 18 CatchMark is steadily improving overall asset quality, increasing the share of sawtimber in its harvest mix and enhancing prospects for future revenue growth. 1. When compared to a 70% pulpwood/30% sawtimber mix. Based on current pricing and based on weighted averages. Sawtimber includes chip-n-saw and sawtimber. Note: Does not include Pacific Northwest timberlands. 6%  Potential increase in cash flow with 61% pulpwood/39% sawtimber mix1 9%  Potential increase in cash flow with 55% pulpwood/45% sawtimber mix1 Pulpwood 70% Sawtimber 30% 2011 - 2013 Pulpwood 55% Sawtimber 45% 2021 - 2025 Pulpwood 61% Sawtimber 39% 2014 - 2020

SUPERIOR HARVEST PRODUCTIVITY IN U.S. SOUTH 19 CatchMark delivers the highest productivity per acre among its peers, diversified age profile and consistent stocking per acre through prime acquisitions and sustainable forest management. As of 12/31 or for the year ended on 12/31 of each year. Source: Company 10-K filings. Southern timberland only. CatchMark, Weyerhaeuser, and Rayonier use the same definition of merchantable age on Southern timber. Weyerhaeuser’s productivity is calculated using fee harvest volume over fee acres (total harvest volume on all acres not publicly disclosed). 1. 2020 harvest tons per acre includes 0.1 million tons harvested under a timber reservation entered into in connection with the capital recycling disposition of our Southwest portfolio in late 2018. This timber reservation expired in late 2020. 2. Acres presented in the graph includes fee timberland only, excludes 10,800 acres of non-forest land. 3. Natural Pine and Hardwood represents acres that have been seeded by standing older pine trees near the site through the natural process of seeds dropping from the cones of the older trees. Natural pine sites generally include some mix of natural occurring hardwood trees as well. 4. Pine Plantation represents acres planted or to be planted with pine seedlings to maximize the growth potential and inventory carrying capacity of the soils. Planted pine acre inventory is devoted to pine species only. 2.5 3.0 3.5 4.0 4.5 5.0 5.5 6.0 2014 2015 2016 2017 2018 2019 2020 CTT WY RYN PCH Harvest Tons / Acre Harvest Productivity1 30 35 40 45 50 55 2016 2017 2018 2019 2020 CTT WY RYN PCH Stocking Tons / Acre Stocking 0 20,000 40,000 60,000 80,000 0-2 3-5 6-8 9-11 12-14 15-17 18-20 21-23 24+ Natural Pine and Hardwood Acre Pine Plantation Acre Forest Age Class Profile (Pine) As of 12/31/2020 Acres2 3 4

0% 10% 20% 30% 2014 2015 2016 2017 2018 2019 2020 2021 U.S. SOUTH: MARKET OUTPERFORMANCE 20 As of 12/31/2020 unless noted otherwise. 1. CTT markets: AL2, GA2, SC2 2. Price represents simple average prices as reported by TimberMart-South. 3. Privately-owned timberlands; excludes public lands with forests. 4. Merchantable pine inventory divided by total acreage regardless of cover type. 5. Source: Forisk Consulting LLC, 2Q 2020. 6. Site index is the height, in feet, of a softwood tree at age 25. 7. Reflects CatchMark pricing for the year ended December 31, 2020. 8. Represent South-wide annual stumpage prices as published in U.S. South Annual Review: 2020 by TimberMart-South. CTT Markets1 Premium Over Non-CTT Markets Pine Sawtimber2 Avg Premium = $2.24 Current Premium = $1.39 0% 10% 20% 30% 40% 50% 2014 2015 2016 2017 2018 2019 2020 2021 Avg Premium = $3.08 Current Premium = $2.64 Pine Pulpwood2 Attribute CatchMark - U.S. South U.S. South Average3 Advantage Stocking Level – Pine 26 Tons / Acre4 26 Tons / Acre5 - Site Index6 74 ft. 68ft.6 9% Pine Pulpwood Stumpage Price $13 / ton7 $8 / ton8 63% Pine Chip-n-Saw Stumpage Price $21 / ton7 $16 / ton8 31% Pine Sawtimber Stumpage Price $25 / ton7 $23 / ton8 9%

21 H I G H - D E M A N D M I L L M A R K E T S

HIGH-DEMAND MILL MARKETS

CatchMark

CatchMark strategically invests in prime timberlands located in leading mill markets to facilitate strong relationships with customers and secure reliable outlets for harvests.

- Focus on U.S. South, the largest active wood basin in the world.
- Mills cluster near prime timberlands where CatchMark invests by design.
- Significant presence of leading lumber producers provides access to creditworthy counterparties.
- Ongoing mill expansions and greenfield projects promise to ramp up demand further, reduce supply and increase prices over time.
- Access to forester pools ensures competitive labor costs.
- Proximity to transport routes and mills creates cost efficiencies from shorter haul distances.

100% of CatchMark's wholly-owned timberlands are located in the top ten markets.[1]

Market	Ranking	CTT Acres[1]	% of CTT
Georgia 2	#3	233,100	64%
South Carolina 2	#6	69,600	18%
Alabama 2	#10	67,400	18%
		370,100	**100%**

1. By acreage as of 9/30/2021. Source: TimberMart-South. Represents simple averages of quarterly state and submarket stumpage prices through 2020 as reported by TimberMart-South. Ranking calculated using 60% of each market's pine pulpwood pricing and 40% of each market's pine sawtimber pricing.

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HIGH-DEMAND MILL MARKETS WITH STRONG FUNDAMENTALS 23 CatchMark targets investments in markets with favorable current and long-term supply/demand fundamentals. Source: Forisk Consulting LLC, April 2020.

NEW U.S. SOUTH MILL INVESTMENT 24 Recent significant mill investment has concentrated in regions with significant supply overhang as well as near better labor markets and/or end-user markets; such investment should lead to greater, near-term price appreciation for proximate CatchMark holdings. Source: Forisk Consulting LLC, February 2020. Capital Investments (2016 – 2020) South: $21.4 Billion North: $6.2 Billion West: $4.7 Billion 0 2,000 4,000 6,000 8,000 10,000 12,000 2016 2017 2018 2019 2020 South North West Capital Investments in Wood-Using Assets $ Millions

U.S. SOUTH DEMAND INCREASES THROUGH 2025 25 U.S. South pine demand metrics continue to increase through 2025. Source: Forisk Consulting LLC, April 2020.

26 S U P E R I O R M A N A G E M E N T

SUPERIOR MANAGEMENT 27 CatchMark manages its holdings to maximize stable and growing cash flow through all phases of the business cycle. 1. See definition of Adjusted EBITDA, a non-GAAP measure, reconciliation of net income (loss) to Adjusted EBITDA and Adjusted EBITDA by Segment in Appendix. NCREIF data includes all segments of EBITDA. 2. Weyerhaeuser's U.S. South harvest EBITDA per acre is calculated using total southern timberland EBITDA divided by southern fee acres, excluding long-term contracts acreage. 3. Calculated based on 2020 total harvest volumes. • Actively manage timberlands to realize maximum organic growth and harvest profitability through sustainable practices • Utilize best-in-class foresters to manage holdings • Proactively manage customers and prospective end users • Maximize revenues by strategically utilizing: • Supply agreements • Delivered wood sales • Harvest mix • Identify, prioritize and market HBU property sale • Divest non-core timberlands • Generate non-timber revenue from: • Hunting/recreational leases • Asset management • Mitigation bank credits $35 $40 $45 $50 $55 $60 $65 $70 $75 2016 2017 2018 2019 2020 INDUSTRY OUTPERFORMANCE U.S. South Harvest EBITDA1 Per Acre (2016-2020) CTT RYN WY2 PCH NCREIF STRONG AND DIVERSE CUSTOMER BASE3 24% 8% 8% 6% 5%4% 4% 4% 37% Customer 1 Customer 2 Customer 3 Customer 4 Customer 5 Customer 6 Customer 7 Customer 8 Other customers

DELIVERED WOOD SALES ADVANTAGES 28 CatchMark’s emphasis on delivered wood sales—63% of total timber sales volume—to creditworthy counterparties, keeps better control of supply chain, producing more stable cash flows with greater visibility. • Instead of providing access to third parties to harvest timber (stumpage), delivered wood sales allow CatchMark to direct the harvesting/ delivering of wood to end-users. • CatchMark works in concert with loggers to secure more profitable outcomes. • By focusing activity in top-tier mill markets and using delivered sales, CatchMark establishes direct relationships with leading end-users and becomes a preferred supplier. 0% 20% 40% 60% 80% 100% 2016 2017 2018 2019 2020 Delivered % of total volume Stumpage % of total volume Delivered Wood Sales Volume Delivered Wood Sales as % of Total Volume 2016 2017 2018 2019 2020 CTT 64% 74% 80% 71% 63% RYN1 39% 34% 40% 33% 41% Delivered Wood Sales of Pure-Play Timberland REITs 1. Source: Rayonier, 2020 10-K.

INDUSTRY LEADING CUSTOMERS/END USERS 29 Strong relationships and supply agreements with leading lumber producers and paper/packaging manufacturers help secure dependable outlets and pricing for CatchMark’s harvests. 1. For the year ended December 31, 2020. Canfor #6 lumber producer in the U.S. with 12 mills and nearly 2,039 MMBF of production capacity Georgia-Pacific #3 U.S. lumber producer with 3,273 MMBF of production capacity across 18 operational sawmills #3 pulp/paper producer in the U.S. with 9,892 M tons production capacity over 12 operational facilities Interfor U.S. Top 5 U.S. lumber producer with 2,055 MMBF of production capacity across 13 mills International Paper World’s largest pulp and paper company ‒ $20.6 B in revenues and 48,000 employees Norbord #1 producer of Oriented Strand Board in North America with the production capacity of 6,810 M sqft. Resolute Forest Products Top-tier forest products company ‒ 27 operational facilities in U.S. and Canada West Fraser #2 lumber producer in U.S. with 21 mills and a capacity of 3,275 MMBF WestRock #2 packaging company in the world based on revenues of $17.6B in 2020, 50,000 employees in 30 countries across 320 facilities Relationships with the following companies account for 58% of CatchMark’s annual timber sales revenue1:

LAND SALE STRATEGY SUPPLEMENTS PORTFOLIO RETURNS 30 In light of unprecedented retail demand, expand annual timberland sales targets from about 2% to approximately 3% of fee timberland acreage. 1. Excludes value of timber reservations. 2. Stocking refers to merchantable timber inventory per acre. CatchMark considers 15-year or older pine as merchantable. Disposition Strategy • Market pricing per acre based on stocking characteristics has increased 10% over 2020. • A 3% annual target equals approximately 11,150 acres. • These sales could add approximately $5-7 million of incremental revenue in 2022. • Targeted potential sales include tracts: ̶ With low merchantable volume, high bottomland components, or access/operability issues ̶ With little to no near-term income ̶ Lacking proximity to other holdings ̶ Which are non-contiguous and where a parcel split could increase HBU potential and create a superior timber parcel Land Sales Data 2016 2017 2018 2019 2020 Price per acre1 $1,718 $1,924 $2,064 $1,920 $1,689 Margin1 17% 29% 23% 14% 21% Stocking (tons/acre)2 20 27 26 37 26 Premium (Discount) of Stocking to CTT Portfolio Average (51%) (36%) (38%) (14%) (38%) Pine Stocking (tons/acre)2 8 14 19 12 14 Premium (Discount) of Pine Stocking to CTT Portfolio Average (70%) (48%) (31%) (56%) (48%) 0 2,000 4,000 6,000 8,000 10,000 12,000 $6,000 $8,000 $10,000 $12,000 $14,000 $16,000 $18,000 $20,000 2016 2017 2018 2019 2020 Land Sales $ Acres Sold Land Sale Revenue and Acres Sold Thousands

LONG-TERM SUPPLY AGREEMENTS

CatchMark

CatchMark employs long-term supply agreements with creditworthy mill operators, establishing stable baseload demand and corresponding cash-flow visibility, lowering risk in down markets.

- Initial agreement terms range between 10 and 25 years.
- Quarterly pricing adjustments capture market pricing
- Effectively all volume is pulpwood
- 95% of CatchMark acres in regions covered by agreements are located close to mills (within a 75-mile radius).

21%
of 2020 Total Harvest Volume from Supply Agreements with:

	International Paper (IP)	WestRock (WRK)
Net Sales	$20.6B[1]	$17.6B[2]
Credit Rating[3]	Moody's: Baa2 S&P: BBB	Moody's: Baa2 S&P: BBB
Mill Type	Pulp/Paper	Consumer packaging, lumber
Uses	Healthcare, printing, writing, consumer products	Food, beverage, merchandising displays, building products
Demand Outlook	Stable	Stable

1. For fiscal year ended 12/31/2020.
2. For fiscal year ended 9/30/2020.
3. As of July 16, 2021

31

32 C A P I T A L S T R A T E G Y

CAPITAL STRATEGY 33 CatchMark seeks to maintain balance sheet flexibility for opportunistic investment and to manage through potential revenue volatility with an aim to lower overall leverage in the near-term. 1. Calculated using trailing twelve-month Adjusted EBITDA divided by trailing twelve-month cash paid for interest as of 9/30/2021. This calculation differs from the calculation of the fixed charge ratio covenant under our credit facilities and should not be viewed as an indication of compliance with such covenant. 2. Net debt equals outstanding borrowings as of 10/15/2021 net of cash on hand as of 9/30/2021. 3. Trailing twelve-month Adjusted EBITDA as of 9/30/2021. 4. Adjusted EBITDA is a non-GAAP measure. See Appendix for our definition of Adjusted EBITDA and reconciliation of net income (loss) to Adjusted EBITDA. 5. Enterprise value is based on equity market capitalization as of 10/15/2021 plus net debt. 6. After consideration of effects of interest rate swaps and patronage dividend, as of 10/15/2021. 7. Inclusive of applicable spread and patronage dividend, as of 10/15/2021. Capital Allocation Priorities • Maintaining healthy liquidity and ample working capital • Maintain stable, attractive debt profile • Identifying strategic acquisitions and capital recycling opportunities • Deliver fully covered quarterly dividends • Opportunistically make share repurchases Capital Sources • Competitive and flexible debt; utilize active interest rate risk management strategy to target the mix of fixed and floating borrowings • Redeploy capital recycling proceeds into higher-yielding timberlands fitting strategic objectives • Public sale of stock or other securities • Partnerships to access private equity Credit Metrics Fixed charge coverage ratio1 5.0x Net Debt2/Adjusted EBITDA3,4 4.8x Net Debt2/Enterprise value5 37% Weighted average cost of debt6 2.92% Interest rate mix 7 Fixed: 92% / Floating: 8% 0.0 2.0 4.0 6.0 8.0 10.0 12.0 Q1 16 Q3 16 Q1 17 Q3 17 Q1 18 Q3 18 Q1 19 Q3 19 Q1 20 Q3 20 Q1 21 7.2x Capital Recycling of $20.9M. 4.8x Bandon and Oglethorpe capital recycling dispositions and TTT exit $200M Triple T Investment Public Equity Raises of $129M paired with $72M of Direct Acquisitions Capital Recycling of $105M paired with $90M of Direct Acquisitions and $3M of Share Repurchases $129M of Direct Acquisitions Net Debt-to-Adjusted EBITDA Capital Recycling of $25.4M and full year of asset management fees from Triple T. 7.9x 10/15/21

CAPITAL RECYCLING

CatchMark

CatchMark recycles and optimizes capital by selling non-core assets, managing leverage, and reinvesting in its core portfolio.


SELL NON-CORE ASSETS
MANAGE LEVERAGE
INVEST IN CORE PORTFOLIO

2018

- Sold 56,100 acres of timberlands in Texas and Louisiana for $79.3 million[1] and paid down debt from Bandon acquisition.

2019

- Completed large dispositions totaling 14,400 acres for $25.4 million, recognizing a gain of $8.0 million.
- Used a portion of the net proceeds to pay down our outstanding debt by $20.1 million. The remaining net proceeds were used to acquire high-quality timberlands and fund opportunistic repurchases of shares of common stock.

2020

- In January 2020, completed the sale of 14,400 acres of wholly-owned timberlands located in Georgia for $21.3 million, recognizing a gain of $1.3 million.
- Used the net proceeds to repay $20.8 million of outstanding debt on the Multi-Draw Term Facility increasing available liquidity for future investments in prime timberlands.

2021

- Completed a $7.5 million large disposition of 5,000 acres of Georgia timberlands, recognizing a gain of $800,000, using net proceeds to pay down outstanding debt balance.
- In August 2021, completed the disposition of 18,100 acres of Oregon timberlands - the Bandon property - for $100 million in cash. Recognized a gain on the sale in excess of $23 million. $95.4 million of the net proceeds was used to pay down outstanding debt.

1. Does not include the value of approximately 202,000 tons of timber reservation.

34

SOLID CAPITAL POSITION 35 CatchMark’s stronger balance sheet, solid capital position, ample liquidity and significantly lower leverage support ongoing operations and growth initiatives. Millions Liquidity Credit Facilities and Maturity Schedule1 Source: 2020 Company filings. 1. As of 10/15/2021. 2. See definition of Cash Available for Distributions (CAD), a non-GAAP measure, in Appendix. See Appendix for our reconciliation of cash provided by operating activities to CAD. 3. Excludes special dividend made related to the Potlatch Deltic merger to satisfy distribution requirements under the REIT rules. CAD2 Payout Ratio 2016-2020 Average CTT 77% RYN 79% WY 139% PCH 72%3 $0 $50 $100 $150 $200 $250 $300 Acquisition facilities LOC Cash $278.2M $218.6M $35M $24.6 M Total Credit Facilities of $553.6 Million Weighted-Average Life of Outstanding Debt is 4.1 YearsMillions $150M Acquisition Facility $35M LOC $68.6M Term Loan $84.7M Term Loan $125.6M Term Loan $89.7M Term Loan $0 $50 $100 $150 $200 2021 2022 2023 2024 2025 2026 2027 Debt Available Outstanding No debt maturities until late 2024. Well-laddered maturity schedule.

36 G R O W T H S T R A T E G Y

GROWTH STRATEGY 37 CatchMark is focused on our tested and proven three-pillar business model with a clear track to generate long-term growth. • DISCIPLINED ACQUISITIONS OF PRIME TIMBERLANDS Grow Adjusted EBITDA and long-term NAV through stepped up timberland acquisitions while continuing to adhere to our stringent underwriting criteria. • ENVIRONMENTAL INITIATIVES Recognizing the key role that forests plan in protecting the environment, seek environmentally-focused, alternative income opportunities ‒ Carbon sequestration ‒ Wetlands mitigation bank credits ‒ Solar projects

INCREASE ADJUSTED EBITDA FROM NEW ENVIRONMENTAL INITIATIVES 38 CARBON SEQUESTRATION SOLAR WETLANDS MITIGATION BANKING Execute carbon offset projects on lower operability, non-core tracts Advance solar leasing initiatives which help produce energy and reduce greenhouse emissions in a sustainable manner. Identify and execute on wetlands mitigation banking opportunities in existing portfolio and future acquisitions CatchMark will seek additional income-generating and value creation opportunities from environmental initiatives that could represent up to 20% of future cash available for distribution.

EVOLUTION OF ADJUSTED EBITDA 391. Excluding Corporate/Non-Allocated. 2. For the two-year period ended December 31, 2020. Adjusted EBITDA Breakdown1 Harvest Investment Management Real Estate Harvest Environmental Initiatives Investment Management Real Estate Recent Historical Average2 Near-Term Targets Mid-to-Long-Term Targets Harvest Environmental Initiatives Investment Management Real Estate Planned growth path highlights CatchMark’s diversifying Adjusted EBITDA from harvest operations, real estate and environmental initiatives.

40 S U M M A R Y

SUMMARY CatchMark’s diligently executed business strategy produces predictable, durable revenue growth and is designed to maximize cash flow throughout the business cycle. 41 PRIME QUALITY TIMBERLANDS HIGH-DEMAND MILL MARKETS SUPERIOR MANAGEMENT PREDICTABLE CASH FLOW GROWTH PRIME TIMBERLAND PORTFOLIO HIGH-DEMAND MILL MARKETS SUPERIOR MANAGEMENT STRATEGIC FOCUS DRIVES STABLE AND PREDICTABLE CASH FLOW PRODUCES DURABLE REVENUE GROWTH PROVIDES RELIABLE OUTLET FOR AVAILABLE MERCHANTABLE INVENTORY MAXIMIZES CASH FLOWS THROUGHOUT THE BUSINESS CYCLE

HIGHLY EXPERIENCED MANAGEMENT TEAM

CatchMark

CatchMark's seasoned leadership provides significant industry experience and capability to help realize company objectives and growth plan.

Brian M. Davis, Chief Executive Officer and President



- More than 25 years of experience in business and financial services, and has held key roles in finance, treasury, and strategy.
- Senior Vice President and Chief Financial Officer of Wells Timberland
- Various finance roles with SunTrust Bank and CoBank, delivering capital market solutions - advisory, capital raising, and financial risk management to public and private companies.

Todd Reitz, Chief Resources Officer



- More than 20 years in the timber industry
- Atlantic South Regional Marketing Manager for Weyerhaeuser with operational oversite for all log and pulpwood production from East Alabama to Virginia
- Previous roles with Weyerhaeuser, Plum Creek and Stone Container Corporation - extensive marketing, harvesting, silviculture and business development experience across the U.S. South from East Texas to Virginia.

Ursula Godoy-Arbelaez, Chief Financial Officer



- Over 15 years of experience in treasury, finance, risk management and accounting with a focus on the timber and real estate industry.
- Previously company's Vice President and Treasurer, focusing on strategic planning, establishing and implementing company goals and objectives.
- Past senior financial and accounting roles at the company's predecessors, Wells Timberland Management Organization (Wells TIMO) and Wells Real Estate Funds, as well as Deloitte & Touche, LLP.

Lesley H. Solomon, General Counsel and Corporate Secretary



- Over 20 years experience in REIT industry
- Former partner with Alston & Bird
- Experience representing public and private companies and investment banks in equity and debt financings and mergers and acquisitions with a focus on real estate investment trusts and financial institutions.
- Specialist in public company compliance with SEC regulations, stock exchange policies, Dodd-Frank and Sarbanes-Oxley requirements.

John D. Capriotti	Glen F. Smith	Donald L. Warden
Vice President - Acquisitions	Chief Accounting Officer, Vice President and Assistant Secretary	Vice President - Real Estate and Alternative Income

42

43 A P P E N D I X

DEFINITIONS OF NON-GAAP MEASURES Adjusted EBITDA: Earnings before Interest, Taxes, Depletion, and Amortization (“EBITDA”) is a non-GAAP measure of operating performance. EBITDA is defined by the SEC however, we have excluded certain other expenses which we believe are not indicative of the ongoing operating results of our timberland portfolio, and we refer to this measure as Adjusted EBITDA. As such, our Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies and should not be considered in isolation or as an alternative to, or substitute for net income, cash from operations, or other financial statement data presented in our consolidated financial statements as indicators of our operating performance. Due to the significant amount of timber assets subject to depletion, significant income (losses) from unconsolidated joint ventures based on HLBV, and the significant amount of financing subject to interest and amortization expense, management considers Adjusted EBITDA to be an important measure of our financial performance. Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. Some of the limitations are: ‒ Adjusted EBITDA does not reflect our capital expenditures, or our future requirements for capital expenditures; ‒ Adjusted EBITDA does not reflect changes in, or our interest expense or the cash requirements necessary to service interest or principal payments on, our debt; and ‒ Although depletion is a non-cash charge, we will incur expenses to replace the timber being depleted in the future, and Adjusted EBITDA does not reflect all cash requirements for such expenses. ‒ Although HLBV income and losses are primarily hypothetical and non-cash in nature, Adjusted EBITDA does not reflect cash income or losses from unconsolidated joint ventures for which we use the HLBV method of accounting to determine our equity in earnings. ‒ Adjusted EBITDA does not reflect the cash requirements necessary to fund post-employment benefits or transaction costs related to acquisitions, investments, joint ventures or new business initiatives, which may be substantial. Due to these limitations, Adjusted EBITDA should not be considered as a measure of discretionary cash available to us to invest in the growth of our business. Our credit agreement contains a minimum debt service coverage ratio based, in part, on Adjusted EBITDA since this measure is representative of adjusted income available for interest payments. Cash Available for Distribution (CAD): Cash provided by operating activities adjusted for capital expenditures (excluding timberland acquisitions), working capital changes, cash distributions from unconsolidated joint ventures and certain cash expenditures that management believes do not directly reflect the core business operations of our timberland portfolio on an on-going basis, including costs required to be expensed by GAAP related to acquisitions, transactions, joint ventures or new business activities. 44

2021 OUTLOOK

CatchMark

COMPANY GUIDANCE	2021 Guidance	2020 Guidance	2020 Actual
Harvest volume ('000 tons)	**2,000 - 2,200**	2,200 - 2,400	2,321
Sawtimber mix - U.S. South	**40% - 45%**	40%	40%
Sawtimber mix - Pacific Northwest	**85% - 90%**	80%	89%
Land sales ('000)	**$13,000 - $15,000**	$13,000 - $15,000	$15,642
Asset management fees ('000)	**$12,000**	$11,000 - 12,000	$12,200
Net loss ('000)	**$(6,000) - $(10,000)**	$(10,200) - $(12,200)	$(17,538)[1]
Adjusted EBITDA ('000)[2]	**$43,000 - $50,000**	$43,000 - $50,000	$52,065
Income from Unconsolidated Dawsonville Bluffs joint venture ('000)[3]	**-**	-	$274
Adjusted EBITDA from unconsolidated Dawsonville Bluffs joint venture ('000)[4]	**-**	-	$425

All numbers shown in thousands except for % change.

1. Includes HLBV losses from the Triple T joint venture, which is determined based on a hypothetical liquidation of the underlying joint venture at book value as of the reporting date.
2. Adjusted EBITDA is a non-GAAP measure. See Appendix for our reconciliation to net income (loss).
3. Income from unconsolidated Dawsonville Bluffs joint venture represents CatchMark's 50% share and is included in CatchMark's GAAP net loss presented above.
4. Adjusted EBITDA from unconsolidated Dawsonville Bluffs joint venture represents CatchMark's 50% share, is included in CatchMark's Adjusted EBITDA presented above and is a non-GAAP measure calculated by adding back projected basis of mitigation bank credits sold to CatchMark's income from unconsolidated Dawsonville Bluffs joint venture presented above.

45

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

CatchMark

(in thousands unless otherwise noted)	2016	2017	2018	2019	2020	TTM as of 9/30/2021	2021 Guidance
Net Income (loss)	$(11,070)	$(13,510)	$(122,007)	$(93,321)	$(17,538)	**$21,553**	**$(6,000) - $(10,000)**
Add:							
Depletion	28,897	29,035	25,912	28,064	29,112	**27,120**	**25,000 - 27,000**
Interest expense[1]	5,753	10,093	13,643	17,058	12,070	**10,722**	**14,000**
Amortization[1]	1,093	1,270	2,821	1,786	3,255	**2,480**	**–**
Income Tax Benefit	–	–	–	(1,127)	658	**658**	**–**
Depletion, amortization, and basis of timberland and mitigation tax credits sold included in loss from unconsolidated Dawsonville Bluffs Joint Venture[2]	–	865	4,195	3,823	151	**124**	**–**
Basis of timberland sold, lease terminations and other[3]	10,089	10,112	13,053	14,964	13,606	**15,450**	**10,000 - 11,000**
Stock-based compensation expense	1,724	2,786	2,689	2,790	3,836	**2,781**	**3,000**
(Gain) loss from large dispositions[4]	–	–	390	(7,961)	(1,274)	**(24,136)**	**–**
HLBV (income) loss from unconsolidated joint venture[5]	–	–	109,550	90,450	5,000	**–**	**–**
Post-employment benefits[6]	–	–	–	–	2,324	**51**	**–**
Other[7]	322	1,319	(460)	380	865	**917**	**1,000**
Adjusted EBITDA	$36,808	$41,970	$49,786	$56,906	$52,065	**$57,720**	**$43,000 - $50,000**
Debt	$325,656	$337,619	$478,619	$458,555	$442,705	**$340,000**	
Cash	9,108	7,805	5,614	11,487	11,924	**24,566**	
Net Debt	$316,548	$329,814	$473,005	$447,068	$430,781	**$315,434**	
Net Debt to Adjusted EBITDA	**8.6x**	**7.9x**	**9.5x**	**7.9x**	**8.3x**	**5.5x**	

1. For the purpose of the above reconciliation, amortization includes amortization of deferred financing costs, amortization of operating lease assets and liabilities, amortization of intangible lease assets, and amortization of mainline road costs, which are included in either interest expense, land rent expense, or other operating expenses in the consolidated statements of operations.
2. Reflects our share of depletion, amortization, and basis of timberland and mitigation credits sold of the unconsolidated Dawsonville Bluffs joint venture.
3. Includes non-cash basis of timber and timberland assets written-off related to timberland sold, terminations of timberland leases and casualty losses.
4. Large dispositions are sales of blocks of timberland properties in one or several transactions with the objective to generate proceeds to fund capital allocation priorities. Large dispositions may or may not have a higher or better use than timber production or result in a price premium above the land's timber production value. Such dispositions are infrequent in nature, are not part of core operations, and would cause material variances in comparative results if not reported separately.
5. Reflects HLBV (income) losses from the Triple T joint venture, which is determined based on a hypothetical liquidation of the underlying joint venture at book value as of the reporting date.
6. Reflects one-time, non-recurring post-employment benefits associated with the retirement of our former CEO, including severance pay, payroll taxes, professional fees, and accrued dividend equivalents paid in installments over agreed-upon periods of time.
7. Includes certain cash expenses paid, or reimbursement received, that management believes do not directly reflect the core business operations of our timberland portfolio on an on-going basis, including post-employment benefits and costs required to be expensed by GAAP related to acquisitions, transactions, joint ventures or new business initiatives.

46

ADJUSTED EBITDA BY SEGMENT

CatchMark

(in thousands)	2016	2017	2018	2019	2020
Timber sales	$65,035	$71,353	$69,455	$72,557	$72,344
Other revenue	4,305	5,066	5,279	4,632	4,120
(-) Contract logging and hauling costs	(25,918)	(31,108)	(31,469)	(31,129)	(30,103)
(-) Forestry management expenses	(6,092)	(6,758)	(6,283)	(6,691)	(6,892)
(-) Land rent expense	(625)	(621)	(660)	(524)	(447)
(-) Other operating expenses	(5,017)	(5,264)	(6,303)	(6,460)	(7,577)
(+) Other[1]	784	1,187	1,172	1,285	2,745
Harvest EBITDA	**$32,472**	**$33,855**	**$31,191**	**$33,670**	**$34,190**
Timberland sales	$12,515	$14,768	$17,520	$17,572	$15,642
(-) Cost of timberland sales	(10,405)	(10,423)	(13,512)	(15,067)	(12,290)
(+) Basis of timberland sold	9,728	9,890	12,380	14,054	11,396
Real Estate EBITDA	**$11,838**	**$14,235**	**$16,388**	**$16,559**	**$14,748**
Asset Management Fees	-	$108	$5,603	$11,948	$12,184
Unconsolidated Joint Venture EBITDA	-	2,003	6,828	4,801	425
Investment Management EBITDA	-	$2,111	$12,431	$16,749	**$12,609**
Total Operating EBITDA	**$44,310**	**$50,201**	**$60,010**	**$66,978**	**$61,547**
(-) General and administrative expense	$(9,309)	$(11,660)	$(12,425)	$(13,300)	$(16,225)
(+) Stock-based compensation	1,411	1,956	2,356	2,527	3,419
(+) Interest Income	44	113	262	204	51
(+) Post-employment benefits	-	-	-	-	2,324
(+) Other[1]	352	1,360	(417)	497	949
Corporate EBITDA	**$(7,502)**	**$(8,231)**	**$(10,224)**	**$(10,072)**	**$(9,482)**
Adjusted EBITDA	**$36,808**	**$41,970**	**$49,786**	**$56,906**	**$52,065**

1. Other includes (a) non-cash items: amortization, depreciation, stock-based compensation, casualty loss, and other timber asset basis removed; and (b) certain cash expenses that management believes do not directly reflect the core business operations of our timberland portfolio on an on-going basis, including costs required to be expensed by GAAP related to acquisitions, transactions, joint ventures or new business activities.

47

CASH AVAILABLE FOR DISTRIBUTION

CatchMark

(in thousands, except for per-share data)	FY 2016	FY 2017	FY 2018	FY 2019	FY 2020
Cash Provided by Operating Activities	$30,849	$27,419	$29,796	$32,942	$40,455
Capital expenditures (excluding timberland acquisitions)	(3,195)	(5,617)	(4,571)	(4,178)	(5,527)
Working capital change	(116)	1,136	3,751	2,817	528
Distributions from unconsolidated joint ventures	-	-	4,744	3,830	455
Post-employment benefits					2,324
Interest paid under swaps with other-than-insignificant financing element	-	-	-	(115)	(4,328)
Other	322	1,319	(460)	381	865
Cash Available for Distribution[1]	**$27,860**	**$24,257**	**$33,260**	**$35,677**	**$34,772**
Adjusted EBITDA[2]	$36,808	$41,970	$49,786	$56,906	$52,065
Interest paid	(5,753)	(10,093)	(13,643)	(17,058)	(12,070)
Capital expenditures (excluding timberland acquisitions)	(3,195)	(5,617)	(4,571)	(4,178)	(5,527)
Distributions from unconsolidated joint ventures	-	-	8,516	4,808	729
Adjusted EBITDA from unconsolidated joint ventures	-	(2,003)	(6,828)	(4,801)	(425)
Cash Available for Distribution[1]	**$27,860**	**$24,257**	**$33,260**	**$35,677**	**$34,772**
Dividends paid	$20,382	$21,349	$25,601	$26,269	$26,263
Weighted-average shares outstanding, end of period	38,830	39,751	47,937	49,038	48,816
Dividends per Share	$0.53	$0.54	$0.54	$0.54	$0.54
Cash from Operating Activities Payout Ratio[3]	**66%**	**78%**	**86%**	**80%**	**65%**
CAD Payout Ratio[4]	**73%**	**88%**	**77%**	**74%**	**76%**

1. Cash Available for Distribution is a non-GAAP measure. See Appendix for our definition of Cash Available for Distribution.
2. Adjusted EBITDA is a non-GAAP measure. See Appendix for our definition of Adjusted EBITDA and reconciliation of net income (loss) to Adjusted EBITDA.
3. Calculated as dividends paid divided by cash provided by operating activities.
4. Calculated as dividends paid divided by cash available for distribution.

48

CAD RECONCILIATION AND DIVIDEND PAYOUT RATIO CALCULATION

CatchMark

(Dollars in millions)

RAYONIER (RYN)	2016	2017	2018	2019	2020
Dividends Paid	$122.8	$127.1	$136.8	$141.1	$146.3
Cash provided by operating activities, as reported	$203.8	$256.3	$310.1	$214.3	$204.2
(-) Capital Expenditures (excluding timberland acquisitions)	(58.7)	(65.3)	(62.3)	(64)	(66.5)
(-) Working capital changes	(0.8)	(2.3)	(7.7)	(0.9)	10.3
(-) Other	-	-	-	-	14.4
CAD	$144.3	$188.7	$240.1	$149.4	$162.4
Payout Ratio	**85%**	**68%**	**57%**	**94%**	**90%**

WEYERHAEUSER (WY)	2016	2017	2018	2019	2020
Dividends Paid	$932	$941	$995	$1,013	$381
Cash provided by operating activities, as reported	$735	$1,201	$1,112	$966	$1,529
(-) Capital Expenditures (excluding timberland acquisitions)	(510)	(419)	(427)	(384)	(281)
(+) Cash contribution to pension plan	-	-	300	-	-
+/(-) Cash for product remediation payments (from product remediation insurance recoveries)	-	192	96	(68)	(8)
(+) Incomes taxes paid for discontinued operations	243	75	-	-	-
+/(-) Working capital changes	(129)	(30)	227	(66)	122
CAD	$339	$1,019	$1,308	$448	$1,362
Payout Ratio	**275%**	**92%**	**76%**	**226%**	**28%**

POTLATCHDELTIC (PCH)	2016	2017	2018	2019	2020
Dividends Paid	$60.8	$61.9	$102.3	$107.7	$107.9
Cash provided by operating activities, as reported	$102.1	$162.7	$178.9	$139.1	$335.3
(-) Capital Expenditures (excluding timberland acquisitions)	(19.3)	(28.1)	(47.3)	(56.8)	(45.8)
+/(-) Working capital changes	19.0	(18.7)	6.8	(1.7)	(23.1)
CAD	$101.8	$115.9	$138.4	$80.6	$266.4
Payout Ratio	**60%**	**53%**	**74%**	**134%**	**40%**

1. Product remediation insurance recovery of $8M in 2020
2. Excludes special dividend made related to the Potlatch Deltic merger to satisfy distribution requirements under the REIT rules.

Sources: Company filings.

49

CONSISTENT DIVIDEND COVERAGE 50 CatchMark generates highly-predictable and stable cash flows that covers its dividend. 1. Calculated based on respective closing price as of 12/31/2020.. 2. Cash Available for Distributions (CAD) is a non-GAAP measure. See page 49 for our reconciliation of CAD to cash provided by operating activities. 3. Excludes special dividend made related to the Potlatch Deltic merger to satisfy distribution requirements under the REIT rules. Sources: Company filings. • 100% of CatchMark’s 2020 dividends were treated as return of capital, largely due to non-cash depletion expense deduction. • Payout target: 75%-85% of cash available for distribution. • Sustainable harvest volumes from acquisitions and/or lasting product price appreciation support dividend growth. 2020 TAX TREATMENT CTT RYN PCH WY Dividend Yield (before tax)1 5.8% 3.7% 3.7% 1.5% % Return of Capital 100% 0% 2.3% 0% % Capital Gain 0% 100% 100% 100% % Ordinary Income 0% 0% 0% 0% Dividend Yield (after tax)1 5.8% 2.9% 3.0% 1.2% CAD2 PAYOUT RATIO 2016 – 2020 Average CTT 77% RYN 79% WY 139% PCH 72%3